        As filed with the Securities and Exchange Commission on October 14, 2005
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                             PULASKI FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

         Missouri                                    43-1816913
        ----------                                  ------------
(State or other jurisdiction              (IRS. Employer Identification No.)
of incorporation or organization)

                              12300 Olive Boulevard
                            St. Louis, Missouri 63141
                                 (314) 878-2210
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


              William A. Donius                              copies to:
         President, Chief Executive                     Aaron M. Kaslow, Esq.
      Office and Chairman of the Board                   Scott A. Brown, Esq.
            12300 Olive Boulevard                   Muldoon Murphy & Aguggia LLP
          St.  Louis, Missouri 63141                 5101 Wisconsin Avenue, N.W.
                (314) 878-2210                          Washington, D.C. 20016
(Name, address, including zip code, and telephone number,   (202) 362-0840
 including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF SHARES           AMOUNT           OFFERING PRICE         AGGREGATE            AMOUNT OF
  TO BE REGISTERED       TO BE REGISTED         PER UNIT (2)     OFFERING PRICE (2)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share              250,000           $17.16              $4,290,000              $505
-------------------------------------------------------------------------------------------------------

-------------------------
(1) Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee. Based on the average of high and low prices reported on the Nasdaq National Market as of October 13, 2005 pursuant to Rule 457(c).

PROSPECTUS
                             PULASKI FINANCIAL CORP.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             _______________________

                     Common Stock, Par Value $0.01 Per Share
                             _______________________

      We are Pulaski Financial Corp., the holding company for Pulaski Bank. Our common stock trades on the Nasdaq National Market under the symbol PULB.

      INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2 OF THIS PROSPECTUS.

      This prospectus describes our Dividend Reinvestment and Stock Purchase Plan. Any holder of record of our common stock is eligible to participate in the Plan. Participants in the Plan will have the cash dividends paid on their shares of Pulaski Financial Corp. common stock automatically reinvested in additional shares of Pulaski Financial Corp. common stock. Participants also will be able to buy additional shares with optional cash payments (maximum: $10,000 per quarter).

      Registrar and Transfer Company administers the Plan, buys, sells and holds shares of our common stock for participants and maintains an account for each participant to record Plan transactions. We tell Registrar and Transfer Company whether to buy shares directly from us or from others. The price of shares to participants depends on the source. If the shares are bought directly from us, the share price will be equal to 98% of the closing market price on the Nasdaq National Market on the business day immediately preceding the purchase. If the shares are bought from others, the share price will be 98% of the average price paid by Registrar and Transfer Company to purchase shares with dividends paid on the same date or cash payments received during the same quarter.

      This prospectus relates to 250,000 shares of common stock registered for sale under the Plan. PARTICIPANTS SHOULD RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF PULASKI FINANCIAL CORP.'S COMMON STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                The date of this prospectus is October 14, 2005.

                             PULASKI FINANCIAL CORP.

      Pulaski Financial Corp. is the holding company for Pulaski Bank. Pulaski Financial Corp. has engaged in no significant activity other than holding the stock of Pulaski Bank and certain passive investment activities.

      Pulaski Bank conducts its operations through its main office, which is located at 12300 Olive Boulevard, St. Louis, Missouri, its five full-service banking centers located in the St. Louis metropolitan area and its mortgage lending office and full-service branch office located in the Kansas City metropolitan area. Our telephone number is (314) 878-2210. The Bank is a member of the Federal Home Loan Bank and its deposits are insured up to applicable limits by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

      The business of Pulaski Bank consists primarily of attracting deposits from the general public and originating loans to consumers and businesses. The Bank also maintains a portfolio of investment securities. The principal sources of funds for the Bank's lending activities include deposits received from the general public, interest and principal repayments on loans and, to a lesser extent, borrowings. The Bank's primary source of income is interest earned on loans and investments. The Bank's principal expense is interest paid on deposit accounts and borrowings and expenses incurred in operating the Bank.

                                  RISK FACTORS

      Investing in our common stock involves risk. Please see the risks and uncertainties that may be described in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and December 31 and in our annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. See "Where You Can Get More Information." The risks and uncertainties described are those presently known to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

                                 USE OF PROCEEDS

      We tell Registrar and Transfer Company whether to buy shares for the Plan directly from us or from others. The net proceeds to be received by us when Registrar and Transfer Company buys shares from us will be used for our general corporate purposes. We will not receive any proceeds when Registrar and Transfer Company buys shares from others.

                             PULASKI FINANCIAL CORP.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      The Plan was adopted on September 21, 2005. The Plan will be in effect until amended, altered or terminated. Pulaski Financial Corp. has reserved 250,000 shares of its common stock for issuance and sale under the Plan pursuant to this prospectus. The Plan is set forth below as a series of questions and answers explaining its significant aspects.

PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

      The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of our common stock and buying additional shares of our common stock without paying brokerage commissions. Also, the Plan provides us with a source of funds when the shares bought by Registrar and Transfer Company for participants are bought directly from us.

2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

o The Plan provides participants with the opportunity to reinvest cash dividends paid on all of their shares of our common stock in additional shares of our common stock at 98% of the fair market value (see Question 14).

o The Plan provides participants with the opportunity to make quarterly investments of optional cash deposits or automatic bank withdrawals, subject to minimum and maximum amounts, for the purchase of additional shares of our common stock at 98% of the fair market value (see Question 14).

o No brokerage commissions are paid by participants in connection with any purchase of shares made under the Plan.

o All cash dividends paid on participants' shares can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, will also be reinvested in additional shares, which will be credited to Plan accounts.

o Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify participants' record keeping.

o The Plan Administrator provides for the safekeeping of stock certificates for shares credited to each Plan account.

ADMINISTRATION

3.    WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

      Registrar and Transfer Company, Pulaski Financial Corp.'s stock transfer agent, (the "Plan Administrator") administers the Plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Pulaski Financial Corp. common stock purchased under the Plan are registered in the name of the Plan Administrator's nominee, as agent for participants in the Plan, and are credited to the accounts of the participants in the Plan. Pulaski Financial Corp. may replace the Plan Administrator at any time within its sole discretion.

      The Plan Administrator may be contacted via e-mail at info@rtco.com or by
                                                            -------------
mail at:

         Registrar and Transfer Company
         Dividend Reinvestment Plans
         P.O. Box 664 Cranford, New Jersey 07016
         (800) 368-5948

PARTICIPATION

4.    WHO IS ELIGIBLE TO PARTICIPATE?

      All holders of record of at least five shares of our common stock are eligible to participate in the Plan. Beneficial owners of our common stock whose shares are registered in names other than their own (for instance, in the name of a bank, broker, nominee or trust) must become stockholders of record to participate in the Plan or must request that the bank, broker or nominee holding such shares participate in the Plan. Stockholders who reside in jurisdictions in which it is unlawful for Pulaski Financial Corp. to permit their participation are not eligible to participate in the Plan.

5.    HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

      To participate in the Plan, a stockholder of record must complete an Authorization Form and return it to the Plan Administrator. An Authorization Form is enclosed with this prospectus. Copies of the Authorization Form may be obtained at any time by writing to Registrar and Transfer Company, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com or by calling (800) 368-5948.

6.    WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

      An eligible stockholder may join the Plan at any time. If the Authorization Form is received by the Plan Administrator at least five (5) business days before the record date for a dividend payment, reinvestment of dividends will begin with that dividend payment.

7.    WHAT DOES THE AUTHORIZATION FORM PROVIDE?

      The Authorization Form allows you to indicate how you wish to participate in the Plan by checking the appropriate box. You may indicate which of the following investment options you choose:

      (a) Full Dividend Reinvestment directs us to pay the Plan Administrator for reinvestment in accordance with the Plan all the cash dividends on all of the shares of our common stock then or subsequently owned by participants and also permits participants to make optional cash payments for the purchase of additional shares of our common stock in accordance with the Plan; or

      (b) Additional Cash Payment Only permits participants to make optional cash payments for the purchase of additional shares of our common stock in accordance with the Plan, without participation in dividend reinvestment.

      Participants may select either of the two options. If the dividend reinvestment option is chosen, dividends will be reinvested on a cumulative basis on all the shares held of record by the participant and on all Plan shares held in the Plan account, until the participant specifies otherwise or withdraws from the Plan altogether, or until the Plan is terminated.

      The Authorization Form permits a stockholder who wishes to make optional cash purchases to do so by automatic withdrawals from a personal bank account. The Authorization Form also appoints the Plan Administrator as agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments a participant might make to the purchase of shares of our common stock in accordance with the terms of the Plan.

8. MAY A STOCKHOLDER HAVE DIVIDENDS REINVESTED UNDER THE PLAN WITH RESPECT TO LESS THAN ALL OF THE SHARES OF PULASKI FINANCIAL CORP. COMMON STOCK REGISTERED IN THAT STOCKHOLDER'S NAME?

      No. Participants may only have dividends reinvested with respect to all of the shares of our common stock registered in that stockholder's name.

OPTIONAL CASH PAYMENTS

9.    HOW DO OPTIONAL CASH PAYMENTS WORK?

      If a stockholder participant chooses to participate by optional cash payments, the Plan Administrator will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of our common stock for the participant's account. If the participant has elected the dividend reinvestment option, dividends payable on shares of our common stock purchased with optional cash payments will be automatically reinvested in shares of our common stock.

      The intended purpose of the Plan is meant to preclude any person, organization, or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit.

10.   HOW ARE OPTIONAL CASH PAYMENTS MADE?

      An initial optional cash payment may be made by participants when enrolling by enclosing a check for not less than $250 nor more than $10,000 with the Authorization Form. Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank in U.S. Currency payable to Registrar and Transfer Company. Thereafter, optional cash payments may be made each quarter by either:
(1) sending to the Plan Administrator the participant's check for not less than $250 nor more than $10,000, together with the account identification stub furnished by the Plan Administrator; or (2) automatic withdrawals from a bank account in an amount not less than $250 or more than $10,000.

      The election to make optional cash payments is available to each participant at any time. Optional cash payments by participants must be at least $250 per calendar quarter and cannot exceed a total of $10,000 in any quarter. The same amount of money need not be sent each quarter and there is no obligation to make an optional cash payment at any time.

11. WHEN WILL OPTIONAL CASH PAYMENTS RECEIVED BY THE PLAN ADMINISTRATOR BE INVESTED?

      Optional cash payments will be invested on the Investment Date as defined in Question 12 below. Since no interest will be paid by us or the Plan Administrator on optional cash payments, participants are urged to make optional cash payments shortly before the Investment Date. Optional cash payments of at least $250 and not more than $10,000 must be received at least five (5) business days and not more than thirty (30) calendar days before the Investment Date, which, for optional cash payments, will be the last day of each calendar quarter. It is currently anticipated that automatic withdrawals to make optional cash payments will be made on the 20th day of March, June, September or December, or if that day is not a business day, on the next business day.

      Participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to two
(2) business days before the Investment Date. OPTIONAL CASH PAYMENTS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FDIC OR ANY GOVERNMENT AGENCY.

PURCHASES

12.   WHEN WILL PURCHASES BE MADE?

      Purchases of shares with reinvested dividends will be made as of each dividend payment date. Purchasers of shares with optional cash payments will be made as of the last day of each calendar quarter. The date on which shares are purchased is referred to as the "Investment Date." Dividends, when declared, are generally paid on or about the middle of each January, April, July and October. The corresponding record dates are generally about the beginning of the month in which the dividend is paid. In any case, if an Investment Date falls on a day that is not a trading day, the Investment Date will be the following trading day.

13.   HOW MANY SHARES OF OUR COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

      The number of shares purchased for participants shall be determined by dividing the amount of dividends in the account of each participant available for investment on the Investment Date by the purchase price per share. If the funds available from participants are not sufficient to purchase an exact number of shares, participants' plan accounts will be credited with fractional shares computed to four decimal places, which will earn proportionate dividends as declared. Participants may not specify the number of shares to be purchased on a given Investment Date.

14.   WHAT WILL BE THE PRICE OF SHARES OF OUR COMMON STOCK PURCHASED UNDER THE
      PLAN?

      The price of shares of our common stock purchased by the Plan Administrator from us for participants will be equal to 98% of the closing market price on the Nasdaq National Market on the business day immediately preceding the Investment Date, computed to four decimal places. If there is no trading in the shares of common stock on the business day immediately preceding the Investment Date, the purchase price will be based on the closing market price on the last trading date before such date. The price of shares of our common stock purchased by the Plan Administrator in the open market will be equal to 98% of the weighted average price paid by the Plan Administrator to purchase shares in the open market on the relevant Investment Date. In making purchases for the participant's account in the open market, the Plan Administrator may commingle the participant's funds with those of other of our stockholders participating in the Plan. We will bear all costs of administering the Plan, except as described under Question 17.

15. MAY DIVIDENDS ON SHARES PURCHASED THROUGH THE PLAN BE SENT DIRECTLY TO THE BENEFICIAL OWNER?

      No. The purpose of the Plan is to have the dividends on shares of our common stock reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of our common stock unless and until the participant elects to terminate participation in the Plan as to any or all shares in the Plan as described below. See Questions 22, 23 and 26. If a stockholder withdraws a portion of his or her shares from the Plan, dividends will continue to be reinvested in shares of common stock for the common stock remaining in the Plan.

16. WILL THE PLAN HAVE A DILUTIVE EFFECT ON PULASKI FINANCIAL CORP.'S BOOK VALUE PER SHARE?

      Possibly. The issuance of common stock purchased with reinvested cash dividends will have a dilutive effect on the book value per share of our common stock if such shares are issued at a price below the then prevailing book value of our common stock. The exact amount of such dilution will depend upon the number of shares issued under the Plan and the issue price of such shares.

COSTS

17. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES OF COMMON STOCK FROM PULASKI FINANCIAL CORP. UNDER THE PLAN?

      All costs or expenses arising out of the purchase of shares pursuant to the Plan, including the Plan Administrator's fees, will be paid by us. There will be no brokerage fees for shares purchased under the Plan. All administrative costs of the Plan will be paid by us.

      However, there will be a $10 fee if a participant requests to withdraw from the plan. A certificate will be issued for all whole shares and a check will be issued for the cash payment to be made for any fraction of a share. In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the plan, the participant will pay the applicable brokerage commission associated with the sale of such shares, any required transfer tax, and applicable service charges. There is also a $15 fee to sell shares under the plan. See Question 23. There is also a $5 fee to deposit certificates for shares held by you with the Plan Administrator for safekeeping. See Question 27.

REPORTS TO PARTICIPANTS

18.   HOW WILL PARTICIPANTS BE ADVISED OF THEIR PURCHASES OF STOCK?

      As soon as practicable after each purchase, each participant will receive a statement of his or her account from the Plan Administrator. These statements are participants' continuing record of the cost of shares purchased and the number of shares acquired, and should be retained for tax purposes.

CASH DIVIDENDS

19. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNT UNDER THE PLAN?

      Yes. Participants' accounts will be credited with dividends on shares held in their accounts. The Plan Administrator will reinvest the dividends in additional shares of our common stock.

STOCK SPLITS, STOCK DIVIDENDS, AND RIGHTS OFFERINGS

20. WHAT IS THE EFFECT OF A STOCK SPLIT, STOCK DIVIDEND OR RIGHTS OFFERING BY PULASKI FINANCIAL CORP. UNDER THE PLAN?

      Any stock dividend or stock split declared by us on shares held by the Plan Administrator for participants will be credited to participants' accounts without charge. If we make available to our stockholders the right to purchase additional shares, debentures or other securities, such rights accruing on the shares held by the Plan Administrator for participants will be sold and the proceeds of the sale will be promptly applied to the purchase of additional shares of our common stock for participants' accounts. If, however, participants wish to exercise such rights, they may, by written request received by the Plan Administrator before the record date for such rights, obtain a certificate for the full shares in their accounts so that such rights to purchase additional shares accruing to those certificates will flow directly to the participants.

STOCK CERTIFICATES

21. WILL STOCK CERTIFICATES BE ISSUED FOR SHARES OF PULASKI FINANCIAL CORP. COMMON STOCK PURCHASED?

      No. Certificates for our common stock purchased under the Plan will not be issued to participants. This service protects against the loss, theft and destruction of stock certificates evidencing shares of our common stock. However, stock certificates will be issued to participants upon specific written request. See Question 22. The number of shares credited to an account under the Plan will be shown on the participant's statement of account.

      Participants' rights under the Plan and shares credited to the accounts of participants under the Plan may not be pledged. Participants who wish to pledge such shares must request that certificates for such shares be issued in their name.

      Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

WITHDRAWAL AND SALES OF SHARES FROM THE PLAN

22.   HOW MAY PARTICIPANTS WITHDRAW SHARES PREVIOUSLY PURCHASED UNDER THE PLAN?

      A stockholder who has previously purchased shares under the Plan may withdraw all or a portion of such shares from their Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. However, there will be a $10 fee if a participant requests to withdraw shares from the plan. Certificates for whole shares so withdrawn will be registered in the name of and issued to the participant. Certificates representing fractional interests will not be issued. Whether or not shares have been withdrawn, dividends will continue to be reinvested and shares will be credited to the participant's account if the participant has not withdrawn from the Plan.

23.   HOW DOES A PARTICIPANT SELL SHARES IN THE PLAN?

      You may request that the Plan Administrator sell some or all of the shares held in the Plan on your behalf. The Plan Administrator will sell the shares through a registered broker-dealer selected by the Plan Administrator at its sole discretion. All broker-dealers used by the Plan Administrator for these sales will be independent of, and not affiliated with, us or the Plan Administrator. If you request that the Plan Administrator arrange for the sale of your shares, you will be charged a transaction fee of $15, together with the brokerage commissions, if any, that are due the broker-dealer selected by the Plan Administrator. These amounts will be deducted from the cash proceeds paid to you. The amount of any commission will vary depending on the broker-dealer selected and other factors. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In such event, you will receive proceeds based on the average sale price of all shares sold, less your pro rata share of any associated brokerage commissions. If the proceeds of the sale are insufficient to cover the transaction fee, you will not receive a check, but you will not be billed for any additional amount. You cannot set any price limits or other restrictions for the sale of your shares. The signature on any request for sales in excess of $10,000 must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents' Medallion Program.

      Because the Administrator will sell the shares on behalf of the Plan, neither we nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of our common stock. That is, if you send in a request to sell shares, it is possible that the market price of our common stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

24. WHAT HAPPENS TO ANY FRACTIONAL INTEREST WHEN PARTICIPANTS WITHDRAW FROM THE PLAN?

      Any fractional interest withdrawn will be liquidated at the then current market value and a cash payment made promptly from the proceeds less brokerage commissions and transfer taxes, if any. The current market value will be determined in the same manner as the price for shares purchased through the Plan. See Question 14. The net sales proceeds for any fractional interest together with certificates for whole shares will be mailed to the withdrawing participant by the Plan Administrator.

25. WHAT HAPPENS TO PARTICIPANTS' PLAN ACCOUNTS IF ALL SHARES HELD IN THE PLAN BY THE PARTICIPANT ARE TRANSFERRED OR SOLD?

      If you cease to be a stockholder of record, you cease to be eligible to participate in the Plan. Periodically, the Plan Administrator will review nonrecord-stockholder Plan accounts and may issue a certificate for whole shares and a cash payment for any fractional share (as described above) to close each such account.

TERMINATION OF PARTICIPATION

26.   HOW MAY PARTICIPATION IN THE PLAN BE TERMINATED?

      Participants may terminate participation in the Plan at any time by notifying the Plan Administrator in writing. Any notice of termination received by the Plan Administrator less than five business days before the next dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's account.

      Upon termination of participation in the Plan, the Plan Administrator will send the participant a stock certificate for the number of whole shares in the participant's account and a check in the amount equal to the value of any fractional share, based upon the market price of our common stock. See Questions 22 and 24.

ADDITIONAL SERVICES

27.   SAFEKEEPING OF SHARES

      As an additional service to the Plan participants, you may deposit certificates for shares of our common stock held by you with the Plan Administrator for safekeeping. If you wish to use this service, you should send your stock certificates to the Plan Administrator at the address set forth in Question 3. A service fee of $5 is charged by the Plan Administrator for each deposit of one or more certificates. A personal check for $5, drawn from a U.S. Bank in U.S. Currency, made payable to Registrar and Transfer Company must accompany the request. Delivery of certificates is at your risk and, for delivery by mail, insured registered mail with return receipt requested is recommended. The receipt of any shares delivered for safekeeping will be shown on your account statement. Participating stockholders may withdraw their shares from the Plan Administrator's custody at any time by requesting in writing that a certificate be issued for some or all of the full shares held by it.

OTHER INFORMATION

28. WHAT HAPPENS WHEN PARTICIPANTS SELL OR TRANSFER ALL OF THE SHARES REGISTERED IN THEIR NAME?

      If participants dispose of all shares of our common stock registered in their name (other than shares credited to their account under the Plan), the Plan Administrator will continue to reinvest the dividends on the shares credited to their account under the Plan until the participant withdraws from the Plan; provided, however, that if following such a disposition of stock the participant's account under the Plan contains less than five shares of common stock, then at our election, a certificate will be issued for the full shares in the account, any fractional shares in the account will be sold and the proceeds paid to the participant, and the account will be terminated.

29. HOW WILL PARTICIPANTS' SHARES HELD UNDER THE PLAN BE VOTED AT MEETINGS OF STOCKHOLDERS?

      Shares credited to the account of participants under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to their other shares in Pulaski Financial Corp. and may be voted by such holder pursuant to such proxy.

30.   WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

      In general, participants in the Plan have the same federal and state income tax obligations with respect to dividends credited to their accounts under the Plan as other holders of shares of our common stock who elect to receive cash dividends directly. Participants are treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of our common stock credited to their account under the Plan, even though that amount was not actually received by the participant in cash but, instead, was applied to the purchase of additional shares for their account. In addition, any brokerage commissions and service charges paid by us on behalf of a participant and discounts provided on the purchase of our common stock are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to the participant.

      The basis of each share credited to participants' accounts pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the common stock, and the holding period for such shares begins on the day following the dividend payment date.

      The receipt by participants of certificates representing whole shares previously credited to their account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. Participants will recognize a gain or loss when fractional shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant's withdrawal from the Plan.

      Each stockholder should consult his or her own tax advisor regarding the income tax effect of participation in the Plan.

31.   WHAT ARE THE RESPONSIBILITIES OF PULASKI FINANCIAL CORP. UNDER THE PLAN?

      Pulaski Financial Corp. and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate participants' accounts upon the participant's death or judicially declared incompetency before receipt by the Plan Administrator of notice in writing of such death or incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

32.   WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN THE COMMON STOCK?

      Participants' investments in shares acquired under the Plan are no different from direct investments in shares of Pulaski Financial Corp. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise.

33.   MAY THE PLAN BE CHANGED OR DISCONTINUED?

      The Plan may be amended, suspended, modified or terminated at any time by our Board of Directors without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

      We or the Plan Administrator may terminate a stockholder's individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby have been passed upon for Pulaski Financial Corp. by Muldoon Murphy & Aguggia LLP, special counsel for Pulaski Financial Corp.

                                     EXPERTS

      The consolidated financial statements of Pulaski Financial Corp. for the years ended September 30, 2004 and 2003, and for each of the years in the two-year period ended September 30, 2004, have been audited by, and included in this prospectus and/or incorporated by reference in this prospectus in reliance upon the report of, KPMG LLP, an independent registered public accounting firm, and given on their authority of said firm as experts in accounting and auditing.

      The consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the year ended September 30, 2002, incorporated in this prospectus by reference to Pulaski Financial Corp.'s Annual Report on Form 10-K for the year ended September 30, 2004, have been so incorporated in reliance upon the report of Ernst & Young LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                 INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Pulaski Financial Corp. pursuant to the foregoing provisions, Pulaski Financial Corp. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Our public filings are also available on the Internet site maintained by the SEC (www.sec.gov).

      We have filed with the SEC a Registration Statement on Form S-3 that registers the shares of our common stock being offered pursuant to this prospectus. This prospectus is part of that Registration Statement. The Registration Statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus.

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document.

      The following documents, which we filed with the SEC (File No. 0-24571), are incorporated by reference in this prospectus:

o     Annual Report on Form 10-K for the year ended September 30, 2004;

o Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2004, March 31, 2005 and June 30, 2005; and

o Current Reports on Form 8-K filed on May 31, 2005, July 13, 2005, July 21, 2005 (two reports) and October 7, 2005 (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K).

      We also incorporate by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the Plan; provided, however, that we are not incorporating any information deemed furnished and not filed in any Current Report on Form 8-K.

      We will provide without charge to each person to whom this prospectus has been delivered a copy of any or all of the documents incorporated by reference herein (other than exhibits to the documents unless the exhibits are specifically incorporated in this prospectus by reference). Your request should be directed to the Corporate Secretary, Pulaski Financial Corp., 12300 Olive Boulevard, St. Louis, Missouri 63141 (telephone number is (314) 878- 2210).

You should  rely only on the  information
contained  in  this  prospectus.  Pulaski
Financial Corp. has not authorized anyone
to    provide    you    with    different
information.

                                                PULASKI FINANCIAL CORP.

This  prospectus  does not  constitute an
offer  to  sell or a  solicitation  of an
offer  to  buy  any  of  the   securities
offered   by  this   prospectus   in  any
jurisdiction  in which,  or to any person
to whom, such offer or solicitation would
be unlawful. Neither the delivery of this
prospectus nor any sale  hereunder  shall            Common Stock
under  any   circumstances   create   any          ($0.01 Par Value)
implication that there has been no change
in the affairs of Pulaski Financial Corp.
since  any  of  the  dates  as  of  which
information    is   furnished   in   this
prospectus or since the date of this prospectus.


   Table of Contents                  Page
                                      ----      DIVIDEND REINVESTMENT
                                                        AND
Pulaski Financial Corp...................2      STOCK PURCHASE PLAN
Risk Factors.............................2
Use of Proceeds..........................2
Pulaski Financial Corp. Dividend
   Reinvestment and Stock Purchase Plan..3
Legal Matters...........................13
Experts.................................13
Indemnification.........................14           PROSPECTUS
Where You Can Find
  More Information......................14


                                                  October 14, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other expenses of Issuance and Distribution.

      Estimated expenses are expected to be minimal and will be paid by Pulaski Financial Corp.

Item 15.  Indemnification of Directors and Officers.

      Article IX of Pulaski Financial Corp.'s Articles of Incorporation provide:

      9.1 The Corporation shall and does hereby indemnify any person who is or was a director or executive officer of the Corporation or any subsidiary against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

      9.2 The Corporation may, to the extent that the board of directors deems appropriate and as set forth in a Bylaw or authorizing resolution, indemnify any person who is or was a non-executive officer, or employee or agent of the Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

      9.3 The Corporation may, to the extent that the board of directors deems appropriate, make advances of expenses, including attorneys' fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) to any person to whom indemnification is or may be available under this Article IX; provided, however,
                                                              --------  -------
that prior to making any advances, the Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

      9.4 The indemnification and other rights provided by this Article IX shall not be deemed exclusive of any other rights to which a person to whom indemnification is or otherwise may be available (under these Articles of Incorporation or the Bylaws or any agreement or vote of shareholders or disinterested directors or otherwise), may be entitled. The Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person's status as director, officer, employee or agent of the Corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.

      9.5 Each person to whom indemnification is granted under this Article IX is entitled to rely upon the indemnification and other rights granted hereby as a contract with the Corporation and such person and such person's heirs, executors, administrators and estate shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by Sections 9.1 and 9.3 and this Article IX. The indemnification and other rights granted by Sections 9.1 and 9.3 and this Section 9.5 shall survive amendment, modification or repeal of this Article IX, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under this Article IX with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.

      9.6 Any indemnification granted by the board of directors pursuant this
Article IX shall inure to the person to whom the indemnification is granted and such person's heirs, executors, administrators and estate; provided, however,
                                                           --------  -------
that such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the board of directors, and the survival of such indemnification shall be in accordance with terms determined by the board of directors.

      9.7 For the purposes of this Article IX, "subsidiary" shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the voting power, equity or ownership interest is directly or indirectly owned by the Corporation.

Item 16.  Exhibits

      5.0   Opinion of Muldoon Murphy & Aguggia LLP

      23.1  Consent of Muldoon Murphy & Aguggia LLP (contained in its opinion)

      23.2  Consent of KPMG LLP

      23.3  Consent of Ernst & Young LLP

      24.0  Power of attorney (contained in signature page)

      99.0  Authorization card

Item 17.  Undertakings.

      The undersigned hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 14th day of October, 2005.

                                    Pulaski Financial Corp.


                                    By: /s/ William A. Donius
                                        ----------------------------------------
                                        William A. Donius
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

      We the undersigned directors and officers of Pulaski Financial Corp. (the "Corporation") do hereby severally constitute and appoint William A. Donius and Ramsey K. Hamadi true and lawful attorneys and agents to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which William A. Donius and Ramsey K. Hamadi may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 in connection with the Registration Statement on Form S-3 relating to the offering of the Corporation's common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that William A. Donius and Ramsey K. Hamadi shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By: /s/ William A. Donius
    ----------------------------------                   October 14, 2005
    William A. Donius
    President, Chief Executive Officer
    and Chairman of the Board
    (Principal Executive Officer)


By: /s/ Ramsey K. Hamadi
    ----------------------------------                   October 14, 2005
    Ramsey K. Hamadi
    Chief Financial Officer
    (Principal Financial and Accounting Officer)


By: /s/ E. Douglas Britt
    ----------------------------------                   October 14, 2005
    E. Douglas Britt
    Director

By: /s/ William M. Corrigan, Jr.
    ----------------------------------                   October 14, 2005
    William M. Corrigan, Jr.
    Director


By: /s/ Robert A. Ebel
    ----------------------------------                   October 14, 2005
    Robert A. Ebel
    Director


By: /s/ Leon A. Felman
    ----------------------------------                   October 14, 2005
    Leon A. Felman
    Director


By: /s/ Timothy K. Reeves
    ----------------------------------                   October 14, 2005
    Timothy K. Reeves
    Director


By: /s/ Christopher K. Reichert
    ----------------------------------                   October 14, 2005
    Christopher K. Reichert
    Director


By: /s/ Lee S. Wielansky
    ----------------------------------                   October 14, 2005
    Lee S. Wielansky
    Director